Exhibit 10.123

[Mikart, Inc. Letterhead]

October 27, 2006

TEAMM Pharmaceuticals, Inc.

3000 Aerial Center Parkway

Suite 110

Morrisville, North Carolina 27560

Attn:	Martin G. Baum,

       President and Chief Executive Officer

Re:	Manufacturing and Supply Agreement, dated as of
June 6, 2003 (the “Agreement”), between Mikart, Inc.
(“Mikart”) and TEAMM Pharmaceuticals, Inc. (“TEAMM”)

Dear Martin:

By executing this letter below, Mikart and TEAMM hereby terminate the Agreement effective as of the date hereof. Notwithstanding anything in the Agreement to the contrary, neither party shall have any further obligation thereunder to the other, except with respect to Sections 2.3, 3.2, 3.3(f), 8.1, 10.1 and 13.10 thereof (all of which shall survive the termination of the Agreement).

Please indicate your agreement with the foregoing terms by executing this letter in the space provided below.

Very truly yours,

MIKART, INC.

By:	/s/ Miguel I. Arteche
Miguel I. Arteche, Chairman and
Chief Executive Officer

Agreed:

TEAMM PHARMACEUTICALS, INC.

By:	/s/ Nicholas J. Leb
Nicholas J. Leb
Vice President, Finance